Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (SEC File No. 333-291818) of Myseum, Inc. of our report dated March 30, 2026 on the consolidated financial statements of Myseum, Inc., as of December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025, which report is included in the Annual Report on Form 10-K of Myseum, Inc. for the year ended December 31, 2025.

/s/ Salberg & Company, P.A.
SALBERG & COMPANY, P.A.
Boca Raton, Florida
March 30, 2026